                                 April 20, 2001

                                                                     EXHIBIT 8.1

Conseco Bank, Inc.
2825 E. Cottonwood Parkway, Suite 230
Salt Lake City, Utah 84121

Conseco Finance Credit Card Funding Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102

     Re:  Registration Statement on Form S-3
          File No. 333-53130, 333-53130-01 and 333-53130-02

Ladies and Gentlemen:

     We have acted as counsel to Conseco Bank, Inc., a Utah industrial loan company (the "Bank"), and Conseco Finance Credit Card Funding Corp., a Minnesota corporation ("Credit Card Funding") in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-53130) filed by the Bank and Credit Card Funding with the Securities and Exchange Commission (the "Commission") (the "Registration Statement"), relating to the offering and sale of up to $1,500,000,000 aggregate principal amount of Asset-Backed Notes (the "Notes") to be issued by Conseco Private Label Credit Card Master Note Trust (the "Trust") in series from time to time. The corpus of the Trust will consist of a pool of private label credit card receivables and certain other property. Each series of Notes will be issued under an Indenture Supplement supplementing the Master Indenture between the Trust and U.S. Bank National Association, as Indenture Trustee. The Notes are described in the Prospectus forming part of the Registration Statement.

     You have requested our opinion with respect to certain federal income tax matters in connection with the preparation of the Registration Statement. In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to

Conseco Bank, Inc.
Conseco Finance Credit Card Funding Corp.
April 20, 2001
Page 2


our satisfaction, of the Registration Statement and such other documents as we have deemed necessary or appropriate, and we have reviewed such questions of law as we have considered necessary and appropriate. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

     We hereby confirm that the discussions in the Prospectus under the caption "Material Federal Income Tax Consequences" are a correct summary, in all material respects, of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of our name under the caption "Material Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                           Very truly yours,


                                           /s/ Dorsey & Whitney LLP


BJS:KAS:ss